Exhibit 10.3
Contract # ____________
SERVICE AGREEMENT
between
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
and
WASHINGTON GAS LIGHT COMPANY

SERVICE AGREEMENT
     THIS AGREEMENT entered into this 16th day of May, 2007, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as “Seller,” first party, and WASHINGTON GAS LIGHT COMPANY, hereinafter referred to as “Buyer,” second party.
W  I  T  N  E  S  S  E  T  H
     WHEREAS, by order issued April 12, 2007, in Docket No. CPO6-421, the Federal Energy Regulatory Commission (“FERC”) has authorized Seller’s Potomac Expansion Project (referred to as “Potomac”); and
     WHEREAS, Potomac will add 165,000 Dt per day of incremental firm transportation capacity by a proposed in-service date of November I, 2007; and
     WHEREAS, Buyer has requested firm transportation service under Potomac and has executed with Seller a Precedent Agreement, dated September 28, 2005; and
     WHEREAS, Seller is willing to provide the requested firm transportation for Buyer under Potomac pursuant to the terms of this Service Agreement and the Precedent Agreement.
     NOW, THEREFORE, Seller and Buyer agree as follows:
ARTICLE I
GAS TRANSPORTATION SERVICE
     1.     Subject to the terms and provisions of this agreement and of Seller’s Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity (“TCQ”) of 100,000 dt per day.
     2.     Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 and, if applicable, Section 42 of the General Terms and Conditions of Seller’s FERC Gas Tariff:
ARTICLE II
POINT(S) OF RECEIPT
     Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller’s pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller’s pipeline system at such point(s) of receipt in the event the maximum operating pressure(s) of Seller’s pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

SERVICE AGREEMENT
(Continued)
     See Exhibit A, attached hereto, for points of receipt.
ARTICLE III
POINT(S) OF DELIVERY
     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:
     See Exhibit B, attached hereto, for points of delivery and pressures.
ARTICLE IV
TERM OF AGREEMENT
     This agreement shall be effective as of the later of November 1, 2007 or the date that all Seller’s Potomac facilities necessary to provide firm transportation service to Buyer have been constructed and are ready for service as determined in Seller’s sole opinion and shall remain in force and effect for a primary term of twenty (20) years and thereafter until terminated by Seller or Buyer upon at least two (2) years written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller’s reasonable judgment fails to demonstrate creditworthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller’s Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller’s August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et. al., (a) pregranted abandonment under Section 284.221(d) of the Commission’s Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller’s Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.
ARTICLE V
RATE SCHEDULE AND PRICE
     1.     Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller’s Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller’s FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from lime to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions in Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

SERVICE AGREEMENT
(Continued)
     2.     Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller’s Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. I of this Tariff which relates to service under this agreement and which is incorporated herein.
     3.      In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller’s Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer’s request for service under Seller’s Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.
ARTICLE VI
MISCELLANEOUS
     1.     This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto:
     None
     2.     No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.
     3.     The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.
     4.     This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.     Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:
(a)	If to Seller:

Transcontinental Gas Pipe Line Corporation

P.O. Box 1396

Houston, Texas 77251

Attention: Director — Customer Services

SERVICE AGREEMENT
(Continued)
(b)	If to Buyer: Washington Gas Light Company 6801 Industrial Road Springfield, VA 22151 Attention: Ken Yagelski, Director, Energy Acquisition
Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.
     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION (Seller)
By:	/s/ Paul F. Egner III
Paul F. Egner III
Director Customer Services

WASHINGTON GAS LIGHT COMPANY (Buyer)
By:	/s/ Terry D. McCallister
	Name:	Terry D. McCallister
	Title:	PRESIDENT& COO

EXHIBIT A
ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND WASHINGTON GAS LIGHT COMPANY, AS BUYER, EFFECTIVE___

Maximum Daily Quantity
Point (s) of Receipt	at each Receipt Pt. (Dt/d)1
Point of interconnection between Transco’s mainline and East Tennessee Natural Gas (Cascade Creek) at milepost 1384.86 in Rockingham County, NC.	80,000

Point of interconnection between Pine Needle LNG Facility and Transco’s mainline at milepost 1356.95 on Transco’s mainline in Guilford County, NC.	20,000

1	These quantities do not include the additional quantities of gas retained by seller for applicable compressor fuel and line loss make~up provided for in Article V, 2 of the Service Agreement, which are subject to change as provided for in Article V, 2 thereof. Therefore, Buyer shall also deliver or cause to be delivered at the receipt points such additional quantities of gas in kind to be retained by Seller for compressor fuel and line loss make-up.

EXHIBIT B
ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND WASHINGTON GAS LIGHT COMPANY, AS BUYER, EFFECTIVE___

Point (s) of Delivery	Pressure
Rock Creek Meter Station, located at milepost 1614.31 on Seller’s mainline in Montgomery County, Maryland.	Prevailing pressures in Seller’s pipeline system.

EXHIBIT C
ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND COLUMBIA GAS OF VIRGINIA, INC. AS BUYER, EFFECTIVE May 16, 2007
Specification of Negotiated Rate and Term
None